Lease No. 008-3003538

                         FIRST SECURITY LEASING COMPANY
                                LEASE SCHEDULE TO
                        MASTER EQUIPMENT LEASE AGREEMENT


     This Lease Schedule to Master Equipment Lease Agreement (the 'Lease Schedule') is entered into pursuant to the terms of the Master Equipment Lease Agreement (the 'Agreement') between the signatories hereof dated July 15, 1998 and constitutes a separate lease (the 'Lease') thereunder.

     All the terms and conditions of the Agreement are hereby incorporated herein and made a part hereof as if such terms and conditions were set forth in this Lease Schedule at length and all capitalized terms not otherwise defined in this Lease Schedule shall have the meaning set out in the Agreement. By their execution and delivery of this Lease Schedule Lessor and Lessee hereby reaffirm on and as of the date hereof all the terms, conditions, agreements, representations and warranties contained in the Agreement. A copy of the signed Agreement attached to the Lease Schedule, which attachment shall adopt the copied signatures on the Agreement as of the date of the Lease Schedule, shall constitute an original lease. A copy of the Agreement and the Lease Schedule shall alone constitute the chattel paper for purposes of perfecting a security interest.

          A)   Description of Equipment

                                                                                                     Invoice
Quantity     Vendor               Description                  ID or Serial #   New or Used     Purchase Price

     1       U.S. Bank            See attached Exhibit "A"                           Used         $ 32,382.45
                                  for a complete description
                                  of equipment

     1       Transamerica         Please see attached                                Used          488,020.93
             Business Credit      Exhibit 'A' for a complete
                                  description of equipment

     1       Phoenix Gold         Please see attached                                Used         $ 604,596.62
             International, Inc.  Exhibit 'A' for a complete
                                  description of equipment

                                                                Total Invoice Purchase Price     $1,125,000.00


          B)   Term.  60 months.

          C)   Rental.

                  1.    Monthly         /x /                      2.    Advance         /  /
                        Quarterly       /  /                            Arrears         /x /
                        Semiannually    /  /
                        Annually        /  /

     2. Rental Payment Dates: September 1, 1998, and on the same day of each month with the final payment on August 1, 2003. Basic Rental in an amount equal to 0.020396 of the total invoice purchase price of all Items is payable on each Rental Payment Date.

     3. Interim Rental in an amount equal to N/A of the invoice purchase price for each Item for each day from and including the date of acceptance for such Item to but excluding the first Rental Payment Date will be payable on the first Rental Payment Date.

          D)   Residual Value. -0- of the invoice purchase price of each item.

          E)   Location.  The Equipment shall be located :
           Address:   9300 N. Decatur St - Portland, OR 907203
           County:    Multnomah
          If required, the Equipment will be registered in OR.

          F) Security Deposit. Concurrently with the execution hereof Lessee shall deposit with Lessor the sum of N/A as a security deposit which Lessor may use to satisfy any unpaid late charges, recording fees or other amounts due and unpaid. Any unused portion of the deposit will be returned to Lessee without interest upon expiration or earlier termination of the Lease and upon payment of all sums then due and owing to Lessor, or Lessee may, at its option, apply the unused balance of the security deposit toward the last Rental payment.

          G) Insurance. The minimum amount of insurance to be provided by Lessee as required under the terms of the Agreement shall be as follows:
               1.   Liability:  $1,000,000.00 each individual
               $1,000,000.00 each accident
               $1,000,000.00  property damage liability
               2.   Physical Damage and Loss: $1,125,000.00
               3. Additional riders, exclusions or special terms required by Lessor: N/A .

          H)   Certificate of Acceptance.

               Lessee, having entered into the Agreement and the Lease Schedule does hereby certify to Lessor that as to the Equipment listed in Section A of the Lease Schedule or any Exhibit attached and incorporated to the Lease Schedule:

               1. The Equipment is of a size, design, capacity and manufacture selected by Lessee, is in good condition and has been satisfactorily delivered and installed. Lessee hereby expressly assumes all responsibilities in connection with
                    the  delivery  and  installation   thereof;

               2. Lessee is satisfied that the Equipment is suitable for Lessee's purposes;

               3.   Unless otherwise indicated,  the Equipment is new and unused
                    on  the  date  hereof   except  for   routine   testing  and
                    inspection;

               4. Upon payment of the Invoice Purchase Price(s) to the Vendor(s) indicated there will be no liens, security interests or encumbrances against the Equipment except the interest of Lessee under the Agreement;

               5. There exists no Event of Default or condition which, but for the passing of time or giving of notice or both, would constitute an Event of Default under the Agreement; and

               6. The Equipment is personal property and will not become either real property, fixtures or inventory.
      I) Other Terms.

          Notwithstanding any language in this Lease Schedule to the contrary, Lessor and Lessee agree that should Lessee, for any reason, decide to pay the Lease off prior to the maturity date of the Lease, that Lessee agrees to pay Lessor the following prepayment penalties, except additional principal payments from Lessee cash flow is permitted without prepayment penalty:

         Date of Early Pay-off of Lease          Prepayment Penalty Amount
         --------------------------------------- -------------------------------
         September 1, 1998 to August 31, 1999    3% of the Pay-off Amount
         ---------------------------------------- ------------------------------
         September 1, 1999 to August 31, 2000    2% of the Pay-off Amount
         --------------------------------------- -------------------------------
         September 1, 2000 to August 31, 2002    1% of the Pay-off Amount
         ---------------------------------------- ------------------------------
         September 1, 2002 to August 31, 2003    0% of the Pay-off Amount
         ---------------------------------------- ------------------------------

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Schedule to be duly executed on behalf of each of them on July 15, 1998 and the signatories warrant their authority to bind principals.

LESSEE:                                      LESSOR:

PHOENIX GOLD INTERNATIONAL, INC.,
a(n) Oregon Corporation                      FIRST SECURITY BANK, N.A.


BY:  /s/ Joseph K. O'Brien                   BY: /s/ Jeff Aden
ITS:  Chief Financial Officer                ITS:_______________________________

Address:  9300 N. Decatur Street             Address:c/o First Security Leasing
Portland, OR 97203                           Company
Portland, OR 97203                           381 East Broadway, 2nd Floor
                                             Salt Lake City, Utah 84111

Federal ID or
Social Security Number:  93-1066325